ANNEX V
TO
SECURITIES PURCHASE AGREEMENT
<PROTOTYPE FOR EACH ISSUANCE>

FORM OF WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 08–  1-  2

AMERICAN SECURITY RESOURCES CORPORATION

COMMON STOCK PURCHASE WARRANT
CLASS 08-__3

1.           Issuance.  In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by AMERICAN SECURITY RESOURCES CORPORATION, a Nevada corporation (the “Company”), _____________________________ or registered assigns (the “Holder”) is hereby granted the right to purchase at any time, on or after the Commencement Date (as defined below) until 5:00 P.M., New York City time, on the Expiration Date (as defined below), _________________  Thousand __________ (____________)4 fully paid and nonassessable shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), at an initial exercise price per share (the “Exercise Price”) of $____5 per share, subject to further adjustment as set forth herein.  This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of February __, 2008 (the “Securities Purchase Agreement”), to which the Company and Holder (or Holder’s predecessor in interest) are parties.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.  This Warrant was originally issued to the Holder or the Holder’s predecessor in interest on _____________, 20__6 (the “Issue Date”).

2.           Exercise of Warrants.

2.1           General.

(a)  This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date.  Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in the Notice of Exercise (or revised by notice given by the Company as contemplated by the Section headed “NOTICES” in the Securities Purchase Agreement).  The date such Notice of Exercise is faxed to the Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) Trading Days thereafter.  The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate (i) the number of shares then being purchased pursuant to such exercise and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

(b)  The provisions of this Section 2.1(b) shall only be applicable (i) (x) on or after the six (6) month anniversary of the Issue Date, and (y) if, and only if, for any reason on the Exercise Date there is no effective registration statement naming the Holder as selling stockholder pursuant to which the Holder would be entitled to sell the Warrant Shares on such date, and (ii) on the Automatic Exercise Date (as defined below), even if there is an effective Registration Statement covering the Warrant Shares on such date.  If the Notice of Exercise form elects a “cashless” exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to (w) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (x) the Market Price of the Common Stock.  For the purposes of this Warrant, the terms (y) “Current Market Value” shall mean an amount equal to the Market Price of the Common Stock, multiplied by the number of shares of Common Stock specified in the applicable Notice of Exercise, and (z) “Market Price of the Common Stock” shall mean the VWAP for the Trading Day immediately prior to the Exercise Date.

(c)  If the Holder provides on the Notice of Exercise form that the Holder has elected a “cash” exercise (or if the cashless exercise referred to in the immediately preceding paragraph (b) is not available in accordance with its terms), the Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

(d)  Upon the appropriate payment, if any, of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate (if required), the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.  The Company shall deliver such certificates representing the Warrant Shares in accordance with the instructions of the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the “Warrant Share Certificates”) within three (3) Trading Days (such third Trading Day, a “Delivery Date”) of (i) with respect to a “cashless exercise,” the Exercise Date or the Automatic Exercise Date, as the case may be, or, (ii) with respect to a “cash” exercise, the later of the Exercise Date or the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

(e)  The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

2.2           Limitation on Exercise. Notwithstanding the provisions of this Warrant, the Securities Purchase Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company’s Common Stock) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise).  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence.  Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued exercise of this Warrant.

2.3           Automatic Exercise.  If any portion of this Warrant remains unexercised as of the Expiration Date and the Market Price of the Common Stock as of the Expiration Date is greater than the applicable Exercise Price as of the Expiration Date, then, without further action by the Holder, this Warrant shall be deemed to have been exercised automatically on  the date (the “Automatic Exercise Date”) which is the day immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a Trading Day, the immediately preceding Trading Day) as if the Holder had duly given a Notice of Exercise for a “cashless” exercise as contemplated by Section 2.1(b) hereof, and the Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 2.3 without any action by the Holder.

2.4           Certain Definitions.  As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(a)           “Commencement Date” means the date the Specific Purchase Note has been paid or otherwise satisfied in full.

(b)           “Expiration Date” means the earlier of (i) the Scheduled Expiration Date or (ii) the Accelerated Expiration Date (as defined below).

(c)           “Scheduled Expiration Date” means the date which is the last calendar day of the month in which the seventh anniversary of the Issue Date occurs.

(d)           “Specific Purchase Note” means the Purchase Note issued by the Holder (or the Holder’s predecessor in interest) on the Issue Date specifically designated as payment of the balance of the purchase price for this specific Warrant.

2.5           Accelerated Expiration Date.

           (a)           At any time after the Commencement Date, if all, but not less than all, of the Acceleration Conditions (as defined below) are satisfied, during the Accelerated Period (as defined below), the Company, in its sole discretion, may give a written notice (the “Accelerated Expiration Notice”) to the Holder specifying that the rights to exercise all or a specified part of this Warrant will expire on a date (the “Accelerated Expiration Date”) specified in the Accelerated Expiration Notice, provided that the date so specified shall be at least twenty (20) Trading Days after the date (the “Accelerated Expiration Notice Date”) on which the Company gives of the Accelerated Expiration Notice (but provided that  the Holder actually receives such Accelerated Expiration Notice no later than the Trading Day immediately after such notice is given by the Company).   Notwithstanding the foregoing, if the Acceleration Period Conditions (as defined below) are not satisfied during the period (the “Accelerated Period”) commencing on the Accelerated Expiration Notice Date through and including the Accelerated Expiration Date, the Accelerated Expiration Notice shall be deemed cancelled.

(b)           The Holder will continue to have the right to exercise this Warrant through and including the Accelerated Expiration Date, as determined in accordance with the provisions, but not thereafter.  If the Accelerated Expiration Notice provides that less than all of the outstanding Warrant is subject to such acceleration, any exercise of the Warrant by the Holder on or after the Accelerated Expiration Notice Date shall be applied against such acceleration.7

(c)           The term “Acceleration Determination Period” means the consecutive twenty (20) Trading Days ending on the Trading Day immediately before the Accelerated Expiration Notice Date.

(d)           The term “Acceleration Conditions” means that, as of the Accelerated Expiration Notice Date, each of (and not less than all of) the following conditions has been satisfied:

(i) there is no Event of Default (as that term is defined in the Debenture, but the existence of such Event of Default shall be determined without regard to the passage of time or the giving of notice or both as may be provided in the Debenture);

(ii) the VWAP is at least one hundred fifty percent (150%) of the Exercise Price as in effect on the Issue Date (as the same may be adjusted for adjusted pursuant to the provisions of Section 6 hereof other than pursuant to Section 6.4 hereof); and

(iii) the Company shall have duly issued, and the Holder shall have timely received, the Accelerated Expiration Notice.

(e)           The term “Acceleration Period Conditions” means that, at all times during the Acceleration Period, each of (and not less than all of) the following conditions has been satisfied:

(i) there is no Event of Default (as that term is defined in the Debenture, but the existence of such Event of Default shall be determined without regard to the passage of time or the giving of notice or both as may be provided in the Debenture); and

(ii) the Company has issued all Warrant Shares for all Warrant exercises by the Holder within two (2) Trading Days after the relevant Delivery Date.

3.           Reservation of Shares.  The Company hereby agrees that,  at all times during the term of this Warrant, there shall be reserved for issuance upon exercise of this Warrant, one hundred percent (100%) of the number of shares of its Common Stock as shall be required for issuance of the Warrant Shares for the then unexercised portion of this Warrant.  For the purposes of such calculations, the Company should assume that the outstanding portion of this Warrants was exercisable in full at any time, without regard to any restrictions which might limit the Holder’s right to exercise all or any portion of this Warrant held by the Holder.

4.           Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.           Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.           Protection Against Dilution and Other Adjustments.

6.1           Adjustment Mechanism.  If an adjustment of the Exercise Price is required pursuant to this Section 6 (other than pursuant to Section 6.4), the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant following such adjustment, multiplied by (y) the adjusted Exercise Price per share, to equal the result of (ii) (x) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment, multiplied by (y) the total Exercise Price before adjustment.

6.2           Capital Adjustments.  In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.  A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.  The Company will not effect any consolidation or  merger,  unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation or  merger assumes by written instrument the obligations under this Warrant (including under this Section 6) and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

6.3           Adjustment for Spin Off.  If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the “Spin Off”) in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder’s unexercised Warrants outstanding on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the “Outstanding Warrants”) been exercised as of the close of business on the Trading Day immediately before the Record Date (the “Reserved Spin Off Shares”), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares, multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants.

6.4           Adjustment for Certain Transactions.  Reference is made to the provisions of Section 4(g) of the Securities Purchase Agreement, the terms of which are incorporated herein by reference.  The Exercise Price shall be adjusted as provided in the applicable provisions of said Section 4(g) of the Securities Purchase Agreement.  In addition, if applicable, the Company will issue Added Warrant Shares as provided in said Section 4(g) of the Securities Purchase Agreement.

7.           Transfer to Comply with the Securities Act.  This Warrant has not been registered under the Securities Act of 1933, as amended, (the “1933 Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares.  Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the 1933 Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the 1933 Act.  Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

8.           Late Delivery of Warrant Shares.    Reference is made to Section 5(b) of the Securities Purchase Agreement, the terms of which are incorporated herein by reference.

9.           Notices.  Any notice required or permitted hereunder shall be given in manner provided in the Section headed “NOTICES” in the Securities Purchase Agreement, the terms of which are incorporated herein by reference.

10.           Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto.  This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

11.           Governing Law.  This Warrant shall be deemed to be a contract made under the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Chicago or the state courts of the State of Illinois sitting in the City of Chicago in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of the Transaction Agreements.

12.           JURY TRIAL WAIVER.   The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

13.           Remedies.  The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.           Counterparts.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15.           Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Balance of page intentionally left blank]

1Insert unique series letter no. (e.g., A, B, C, etc.) for Warrants issued on each Closing Date.

2Insert unique Warrant number for each Warrant in a series.

3See fn 1.

4For each Warrant, insert number equal to Closing Date Warrant Amount, multiplied by (x) a fraction, of which (1) the numerator is the principal amount of the Related Debenture having the same No. as this Warrant and (2) the denominator is the Purchase Price for all Debentures issued on the relevant Closing Date.

5Insert amount equal to (x) the VWAP on the Trading Day immediately before the relevant Closing Date, multiplied by (y) 110%.

6Insert the relevant Closing Date.

7By way of example: As of the Accelerated Expiration Notice Date, this Warrant could be exercised for 1,000,000 shares.  The Accelerated Expiration Notice refers to the accelerated Expiration Date for 400,000 shares.  If, during the period from the Accelerated Expiration Notice Date through the Accelerated Expiration Date, (i) the Holder does not exercise this Warrant, then  after the Accelerated Expiration Date, this Warrant could be exercised for 600,000 shares; (ii) the Holder exercises this Warrant for an aggregate of 300,000 shares (which the Company issues to the Holder), then after the Accelerated Expiration Date, this Warrant could be exercised for 600,000 shares, or (iii) the Holder exercises this Warrant for 400,000 or more shares, then after the Accelerated Expiration Date, this Warrant could be exercised for the result of 1,000,000 less the actual number of shares exercised during that period.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

AMERICAN SECURITY RESOURCES CORPORATION

Dated: _________________, 20___	By:_______________________________________
__________________________________________
(Print Name)
__________________________________________
(Title)

NOTICE OF EXERCISE OF WARRANT

TO:           American Security Resources Corporation               VIA FAX:  (____) ___-____
9601 Katy Freeway, Suite 220
Houston, TX 77024
Attn: President

The undersigned hereby irrevocably elects to exercise the right, represented by the Common Stock Purchase Warrant Class 2008-___, No. 08-__-__, dated as of _____________________, 20___, to purchase ___________ shares of the Common Stock, $0.001 par value (“Common Stock”), of AMERICAN SECURITY RESOURCES CORPORATION and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:

9           CASH:                      $     = (Exercise Price x Exercise Shares)

Payment is being made by:
9           enclosed check
9           wire transfer
9           other
9           CASHLESS EXERCISE [if available pursuant to Section 2.1(b)]:

Net number of Warrant Shares to be issued to Holder :                _________*

* based on: Current Market Value - (Exercise Price x Exercise Shares)
Market Price of Common Stock
where:
Market Price of Common Stock [“MP”]         =           $_______________
Current Market Value [MP x Exercise Shares]                =           $_______________

It is the intention of the Holder to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder.  The Holder believes this exercise complies with the provisions of said Section 2.2.  Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

As contemplated by the Warrant, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Exercise.

The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

9           via express courier, or

9           by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

_____________________________________
_____________________________________
_____________________________________

Dated: ______________________

____________________________
[Name of Holder]

By: _________________________